SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2026
DAVE & BUSTER’S ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1221 S. Belt Line Rd., Suite 500 Coppell, TX 75019
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 357-9588
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	PLAY	NASDAQ Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 -– Corporate Governance and Management
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 27, 2026, the Board of Directors (“Board”) of Dave & Buster’s Entertainment, Inc. (the “Company”) appointed Charles H. Protell, 51, to the Board and to the Audit Committee of the Board, in each case effective April 27, 2026.
There are no arrangements or understandings between Mr. Protell and any other person pursuant to which he was appointed as a director. Additionally, with Mr. Protell’s appointment to the Audit Committee, members of such Committee are now Atish Shah (Chair), Nathaniel J. Lipman, Allen R. Weiss, and Charles Protell.
Charles H. Protell is currently the President and Chief Financial Officer of Golden Entertainment, Inc. Mr. Protell joined Golden as Executive Vice President, Chief Strategy Officer and Chief Financial Officer in November 2016 and was promoted to President in August 2019. He currently serves on Golden’s compliance committee and previously also served as Golden’s Treasurer. Prior to joining Golden, Mr. Protell served as managing director at Macquarie Capital’s investment banking group since May 2011, and as co-founder and a managing director at REGAL Capital Advisors from January 2009 until its acquisition by Macquarie Capital in May 2011. Prior to co-founding REGAL Capital Advisors, Mr. Protell held various investment banking roles at Credit Suisse, Deutsche Bank and CIBC World Markets. Mr. Protell received a Bachelor of Science degree in Commerce from the University of Virginia.
Mr. Protell’s compensation for his service as non-employee director will be consistent with that of the Company’s other non-employee directors. Mr. Protell is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.
On April 30, 2026, Atish Shah notified the Company of his decision to not stand for reelection to the Board at the Company’s 2026 annual meeting of shareholders, to be held on June 18, 2026 (the “Annual Meeting”). Mr. Shah is the Chair of the Audit Committee of the Board and is also member of the Nominating and Corporate Governance Committee. Mr. Shah will continue to serve as a director until the Annual Meeting.
Mr. Shah’s decision to not stand for reelection at the Annual Meeting is not the result of any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices, or any other matter. In connection with Mr. Shah’s decision to not stand for reelection at the Annual Meeting, the Board determined to decrease the number of directors on the Board from eight to seven, effective as of the date of the Annual Meeting. Also effective as of the date of the Annual Meeting, the Board has determined that Nathaniel J. Lipman will serve as the Chair of the Audit Committee.

Section 7 – Regulation FD
Item 7.01.    Regulation FD Disclosure.
On May 1, 2026, the Company issued a press release announcing the appointment of Mr. Protell to the Board of the Company, among other things. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
The information furnished under this item shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Section 9 – Financial Statements and Exhibits
Item 9.01.    Financial Statements and Exhibits
(d)Exhibits.

99.1	Press release issued May 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: May 1, 2026	By:	/s/ Rodolfo Rodriguez, Jr.
Rodolfo Rodriguez, Jr.
Senior Vice President, Chief Legal Officer and Secretary